Exhibit 99.1

WILSHIRE BANCORP, INC.

CONTACT:
Joanne Kim, President & CEO, 213-639-1843
Alex Ko, SVP & CFO, 213-427-6560
www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Earns $5.1 Million, or $0.17 per Diluted Share in Fourth Quarter 2008

LOS ANGELES, CA — January 26, 2009 — Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported that net income was $5.1 million, or $0.17 per diluted share, in the fourth quarter of 2008, as compared with $5.5 million, or $0.19 per diluted share, in the fourth quarter a year ago.  We prudently increased the provision for loan losses in the fourth quarter of 2008 to address the current unstable economic environment.  The allowance for loan losses to gross loans ratio increased to 1.43% at December 31, 2008, as compared with 1.28% at September 30, 2008.  For the year 2008, net income was $26.5 million, or $0.90 per diluted share, as compared with $26.8 million, or $0.91 per diluted share, in 2007.

“Our prudent credit loss provision during the current quarter and the strong capital level at the end of the current quarter reflect our commitment to run our operation conservatively and confront challenges directly in this unstable economic environment,” stated Ms. Joanne Kim, President and CEO.

FOURTH QUARTER 2008 FINANCIAL HIGHLIGHTS:

•                  Capital position remained strong with total risk based capital ratio at 17.09%, as compared with 14.01% in 3Q08.

•                  Loan loss provision increased to $5.9 million, as compared with $3.4 million in 3Q08.

•                  Allowance for loan losses to gross loans ratio increased to 1.43% from 1.28% in 3Q08.

•                  Average net loan portfolio increased at an annualized 6.3% to $2.01 billion, as compared with $1.98 in 3Q08.

•                  Net interest margin decreased to 3.73% from 3.86% in 3Q08.

•                  Efficiency ratio improved to 44.1% from 46.0% in 3Q08.

CREDIT QUALITY

Wilshire is working closely to monitor for credit deterioration, and its management team is taking proactive steps to mitigate potential risk in the entire loan portfolio.  Non-performing loans, delinquent loans, and net charge offs are remained under management control during the fourth quarter of 2008

“Due to the current difficult economic environment, we experienced elevated levels of classified loans, which exhibited weakness and deserve management’s close attention,” said Ms. Kim.  “To early identify credit weakness in this economic environment, we conducted a comprehensive loan review.  The review included over $980 million loans, in the aggregate or approximately 48% of our total portfolio during the current quarter.  Based upon this review, we aggressively downgraded potential problem loans that warrant closer monitoring effort.  While doubtful classified loans decreased, substandard loans increased to $92.6 million at December 31, 2008, from $69.2 million at September 30, 2008.”

Primarily attributable to an increase in classified loan, Wilshire recorded $5.9 million of provision for loan losses, while gross charge offs amounted $2.6 million in the fourth quarter of 2008, as compared with $3.4 million provision in the third quarter of 2008.

Among the classified loans at December 31, 2008, $67.8 million, or 70.6% are commercial real estate loans, while commercial and industrial loans and home loans are $15.4 million and $6.6 million, respectively.  90% of commercial real estate loans that are classified substandard or worse are performing and the weighted average loan to value is 65%.  Historical loss amount and percentage as of total commercial real estate loans including SBA real estate loans are $728,000 (0.05%), $785,000 (0.06%), $138,000 (0.01%) in 2008, 2007, and 2006, respectively.

Gross loan charge offs increased to $2.6 million during the quarter, as compared with $1.5 million in the third quarter of 2008 and $4.3 million in the fourth quarter 2007.  $1.7 million or 65% of total charge offs consist of commercial and industrial loans, $480,000 or 18% consists of commercial real estate loans, and $343,000 or 13% consists of residential real estate loans as of  December 31, 2008.  Net quarterly charge off (non -annualized) to average gross loans increased from 0.07% at September 30, 2008 to 0.12% at December 31, 2008.

Non-performing loans slightly increased to $15.6 million, or 0.76% of gross loans at December 31, 2008, as compared with $13.7 million, or 0.67% of gross loans, at September 30, 2008 and $10.6 million, or 0.59% of gross loans, at December 31, 2007.  Non-performing loans consist $9.3 million or 60% of commercial real estate loans, and $6.1 million or 39% of commercial and industrial loans.  We timely conduct new appraisals.  At a minimum, we conduct new appraisals when loans become classified or nonaccrual.  The weighted average loan to liquidation value, less selling costs of these non-performing commercial real estate loans, is 61.3%.

The increase of $2.1 million in nonaccrual loans from September 30, 2008 is mainly attributable to one commercial line of credit in the amount of $2 million extended to a borrower.  This loan is classified as impaired and the bank recorded a specific reserve based upon a recent appraisal, in accordance with Statement of Financial Accounting Standards (SFAS) No.114 impairment analysis.

Wilshire’s real estate owned and repossessed assets were $2.7 million at December 31, 2008, as compared with $1.5 million at the end of the previous quarter and $0.2 million at December 31, 2007.

CAPITAL POSITION

Wilshire’s capital ratios remain strong and continue to exceed the “well capitalized” guidelines established by regulatory agencies.  The leverage ratio was 10.37% at December 31, 2008, as compared with 10.19% at September 30, 2008, and 10.36% at December 31, 2007.  The total risk-based capital ratio was 17.09% at December 31, 2008, as compared with 14.01% at September 30, 2008, and 14.58% at December 31, 2007.

On December 12, 2008, Wilshire issued $62.2 million in preferred stocks and warrants to the U.S. Department of the Treasury (U.S. Treasury) as part of the Treasury’s Capital Purchase Program. The $62.2 million of preferred stock issued to the U.S. Treasury qualifies as Tier 1 capital and increased Wilshire’s already well capitalized status. The warrant that was issued to the U.S. Treasury is exercisable initially for 949,460 shares of Wilshire’s common stock, with an exercise price of $9.82 per share.

Wilshire is implementing its plans to deploy the capital invested by the U.S. Treasury to, among other things, make credit available to consumers, small businesses and commercial companies. During the fourth quarter, the U.S. Treasury’s investment strengthened the company’s capital and supported the origination of new loans. In addition, the additional capital gives Wilshire even more flexibility in considering strategic opportunities for growth in its primary markets.

BALANCE SHEET

Total loans increased 13% to $2.02 billion at December 31, 2008, as compared with $1.79 billion a year ago.  Commercial real estate loans comprised 74.0% of the loan portfolio at December 31, 2008.  “We continue to reduce our exposure to construction loans, which accounted for only 2.1% of our loan portfolio at year-end, and we do not have any land development loans in our portfolio.”  Commercial and industrial loans account for 18.9% of total loans and consumer loans make up 1.2% of total loans as of December 31, 2008.

Wilshire has not engaged in any subprime lending and the loan portfolio does not contain any such loans.  For the purpose of making this determination, Wilshire considers “subprime loans” to be loans made to a borrower with a diminished or impaired credit rating or with a limited credit history.

Total assets increased 12% to $2.45 billion at December 31, 2008, as compared with $2.20 billion a year ago and total deposits increased 3% to $1.81 billion at year-end, as compared with $1.76 billion a year ago.  “We continue to experience stiff competition in our markets for core deposits, which led to a decrease in core deposit account balances compared to a year ago,” said Mr. Alex Ko, CFO.  Core deposits were $910 million or 50% at December 31, 2008, as compared with $974

(more)

million or 55% of total deposit a year ago.  Savings and interest checking account balances increased 24% compared to a year ago and time deposits under $100,000 increased 43% from a year ago.

A majority of the loan growth during the fourth quarter of 2008 was funded by customer deposits, which resulted in a decrease in FHLB borrowing from the previous quarter.  FHLB borrowings were $260 million at December 31, 2008, as compared with $300 million at the end of September 2008.

At December 31, 2008, the investment portfolio allocation was 94% United States Government agency securities, 3% corporate securities and 3% municipal securities, with 95% of the portfolio carrying the top rating of  “Aaa/AAA,” while the remaining 5% of the portfolio carrying an intermediate “Investment Grade” rating of at least “Baa1/BBB+” or above.  The investment portfolio does not contain any government sponsored enterprises (GSE) preferred securities or any distressed corporate securities that had required other-than-temporary-impairment charges during the fourth quarter of 2008.

NET INTEREST MARGIN

A series of reductions in the federal funds rate effectively lowered the average interest rate earned for the fourth quarter of 2008, which contributed to a contraction in our net interest margin during the fourth quarter of 2009, as compared with the previous quarter,” said Mr. Ko.  The net interest margin was 3.73% in the fourth quarter of 2008, as compared with 3.86% in the previous quarter and 4.15% in the fourth quarter a year ago.  For the year 2008, the net interest margin was 3.80%, as compared with 4.28% for 2007.

In the fourth quarter of 2008, the weighted average yield of the loan portfolio decreased 33 basis points to 6.69% from 7.02% in the preceding quarter.  Deposit cost during the quarter also decreased, with the average cost on total interest bearing deposits decreasing 21 basis points to 3.18%, as compared with 3.39% during the previous quarter, with time deposit of $100,000 or more cost decreasing 31 basis points to 3.17% during the fourth quarter, as compared with 3.48% in the previous quarter.

The weighted average cost of interest-bearing liabilities for the fourth quarter decreased 27 basis points to 3.19% from 3.46% for the preceding quarter.  The decrease was due to disciplined pricing during the quarter. “While we continue to use FHLB advances as a cost effective alternative to our funding needs, our primary goal is to continue to fund loan growth with low-cost core deposits,” said Mr. Ko.

INCOME STATEMENT AND PERFORMANCE METRICS

In the fourth quarter of 2008, interest income was down 9% and interest expense was down 22%, as compared with the fourth quarter of 2007.  Net interest income increased 3% to $21.1 million at December 31, 2008, from $20.5 million in the fourth quarter of 2007, and it was down 1%, as compared with the third quarter of 2008.  Total noninterest income decreased 22% to $4.5 million at December 31, 2008, as compared with $5.8 million in the fourth quarter a year ago.  Service charges on deposits grew by 18% to $3.0 million during the fourth quarter of 2008, as compared with $2.6 million in the fourth quarter a year ago. This increase is largely due to effective deposit service fee management.  However, the increase in the noninterest income from service charges was offset by a decrease in SBA loan sales during the fourth quarter.

For the year of 2008, interest income was down 6% and interest expense was down 13%, as compared with 2007.  Net interest income increased 2% to $82.6 million, from $81.4 million in 2007.  Total noninterest income was $20.6 million in 2008, as compared with $22.6 million in 2007.

SBA loan production levels decreased 50.8% to $9.2 million in the fourth quarter of 2008, as compared with $18.7 million in the fourth quarter a year ago, reflecting the overall weaker economic environment and tougher underwriting standards.  The average sales premium of SBA 7(a) guaranteed loans was lower in 2008, as compared with the prior year.  The lowered premium of SBA 7(a) guaranteed loans resulted in no sale of loans in the fourth quarter of 2008.

“During the fourth quarter of 2008, $1.4 million was credited from the true-up of accruals for the discretionary bonus plan and reduction of employees, which led to the decrease in noninterest expense compared to the year ago quarter,” said Mr. Ko.  Total noninterest expense was $11.3 million in the fourth quarter of 2008, as compared with $12.3 million in the previous quarter and $12.7 million in the fourth quarter a year ago.  For the year, total noninterest expense was $48.4 million, as compared with $44.8 million a year ago.  The year-to-date increase is primarily attributable to various expenses associated with the new Los Angeles branch that opened in the third quarter of 2008.

The efficiency ratio improved to 44.1% in the fourth quarter of 2008, as compared with 46.0% in the immediately preceding quarter and 48.1% in the fourth quarter a year ago.  For the year 2008, the efficiency ratio was 46.9%, as compared with 43.1% a year earlier.

Primarily due to the California Enterprise Zone Net Interest Deduction (NID) reversal, our effective tax rate for the fourth quarter of 2008 slightly increased to 39.3%, as compared with 37.9% in the prior quarter and 38.4% in the fourth quarter a year ago. For the year 2008, the tax rate was 38.1%, slightly lower than 39.2% in 2007.

CONFERENCE CALL

Management will host its quarterly conference call on January 27, 2009, at 11:00 a.m. PST (2:00 p.m. EST).  Investment professionals are invited to participate in the call by dialing 1-888-680-0869 using passcode 57283952.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 20 branch offices in California, Texas, New Jersey and New York, and five loan production offices in Dallas, Houston, Atlanta, Denver, and Annandale, VA and is a SBA preferred lender nationwide.  Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations.  Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions.  The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods.  Any projections in this release are based on limited information currently available to management and are subject to change.  Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information.  Such information speaks only as of the date of this release.  Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Quarter Ended	Three Month	Quarter Ended	One Year
	December 31, 2008	September 30, 2008	% Change	December 31, 2007	% Change

INTEREST INCOME
Interest and fees on Loans	$33,615	$34,719	-3%	$37,162	-10%
Interest on Securities	2,729	2,798	-2%	2,697	1%
Interest on Federal funds sold	62	63	-1%	155	-60%
Total Interest Income	36,406	37,580	-3%	40,014	-9%

INTEREST EXPENSE
Deposits	11,841	12,469	-5%	16,397	-28%
FHLB and other borrowings	3,436	3,697	-7%	3,093	11%
Total Interest Expense	15,277	16,166	-6%	19,490	-22%

Net Interest Income	21,129	21,414	-1%	20,524	3%
Provision for Losses on Loans and Loan Commitments	5,910	3,400	74%	4,750	24%
Net Interest Income After Provision for Losses on Loan and Loan Commitments	15,219	18,014	-16%	15,774	-4%

NONINTEREST INCOME
Service charges on Deposits	3,049	3,125	-2%	2,592	18%
Gain on Sales of Loans	—	410	-100%	1,774	-100%
Other	1,492	1,810	-18%	1,467	2%
Total Noninterest Income	4,541	5,345	-15%	5,833	-22%

NONINTEREST EXPENSES
Salaries and Employee Benefits	5,168	6,718	-23%	7,209	-28%
Occupancy & Equipment	1,636	1,576	4%	1,415	16%
Data Processing	790	785	1%	762	4%
Other	3,723	3,228	15%	3,297	13%
Total Noninterest Expenses	11,317	12,307	-8%	12,683	-11%

Income Before Income Taxes	8,443	11,052	-24%	8,924	-5%
Income Tax	3,317	4,184	-21%	3,425	-3%
NET INCOME	$5,126	$6,868	-25%	$5,499	-7%

Per Share Data
Basic Earnings Per Share	$0.17	$0.23	-25%	$0.19	-7%
Diluted Earnings Per Share	$0.17	$0.23	-25%	$0.19	-7%
Basic	29,409,061	29,397,182		29,291,262
Diluted	29,422,727	29,508,503		29,386,880

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Twelve Months Ended	Twelve Months Ended	One Year
	December 31, 2008	December 31, 2007	% Change

INTEREST INCOME
Interest and fees on Loans	$137,630	$144,740	-5%
Interest on Securities	10,749	9,975	8%
Interest on Federal funds sold	254	2,921	-91%
Total Interest Income	148,633	157,636	-6%

INTEREST EXPENSE
Deposits	51,912	68,766	-25%
FHLB and other borrowings	14,102	7,520	88%
Total Interest Expense	66,014	76,286	-13%

Net Interest Income	82,619	81,350	2%
Provision for Losses on Loans and Loan Commitments	12,110	14,980	-19%
Net Interest Income After Provision for Losses on Loan and Loan Commitments	70,509	66,370	6%

NONINTEREST INCOME
Service charges on Deposits	11,964	9,781	22%
Gain on Sales of Loans	2,186	7,502	-71%
Other	6,496	5,301	23%
Total Noninterest Income	20,646	22,584	-9%

NONINTEREST EXPENSES
Salaries and Employee Benefits	26,517	24,437	9%
Occupancy & Equipment	6,128	5,302	16%
Data Processing	3,111	3,089	1%
Other	12,644	12,011	5%
Total Noninterest Expenses	48,400	44,839	8%

Income Before Income Taxes	42,755	44,115	-3%
Income Tax	16,282	17,309	-6%
NET INCOME	$26,473	$26,806	-1%

Per Share Data
Basic Earnings Per Share	$0.90	$0.91	-1%
Diluted Earnings Per Share	$0.90	$0.91	-1%
Basic	29,368,762	29,339,454
Diluted	29,407,388	29,449,211

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except share data) (unaudited)

	December 31,	September 30,	Three Month	December 31,	Twelve Month
	2008	2008	Change	2007	Change

ASSETS:
Cash and Due from Banks	$67,540	$54,017	25%	$82,506	-18%
Federal Funds Sold and Other Cash Equivalents	30,001	3	862547%	10,003	200%
Total Cash and Cash Equivalents	97,541	54,020	81%	92,509	5%

Securities Available For Sale	229,136	227,957	1%	224,256	2%
Securities Held To Maturity	139	143	-3%	7,384	-98%
Total Securities	229,275	228,100	1%	231,640	-1%
Loans
Real Estate Construction	43,180	43,161	0%	59,443	-27%
Residential Real Estate	77,846	73,913	5%	66,564	17%
Commercial Real Estate	1,519,082	1,489,867	2%	1,319,422	15%
Commercial and Industrial	387,752	405,726	-4%	330,052	17%
Consumer	23,669	21,661	9%	33,569	-29%
Total Loans	2,051,529	2,034,328	1%	1,809,050	13%
Allowance For Loan Losses	(29,437)	(25,950)	13%	(21,579)	36%
Loans Receivable, Net of Allowance for Loan Losses	2,022,092	2,008,378	1%	1,787,471	13%

Accrued Interest Receivable	9,975	10,168	-2%	10,062	-1%
Due from Customers on Acceptances	2,213	2,896	-24%	3,377	-34%
Other Real Estate Owned	2,663	1,453	83%	133	1896%
Premises and Equipment	11,265	11,377	-1%	10,960	3%
Federal Home Loan Bank (FHLB) Stock, at Cost	17,537	15,245	15%	8,695	102%
Cash Surrender Value of Life Insurance	17,395	17,200	1%	16,228	7%
Investment in affordable housing partnerships	9,019	8,538	6%	6,222	45%
Goodwill	6,675	6,675	0%	6,675	0%
Other intangible assets	1,289	1,363	-5%	1,587	-19%
Other Assets	23,072	21,722	6%	21,146	9%
TOTAL ASSETS	$2,450,011	$2,387,135	3%	$2,196,705	12%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$277,542	$295,451	-6%	$314,114	-12%
Savings and Interest Checking	65,923	63,927	3%	53,079	24%
Money Market Deposits	362,719	448,038	-19%	464,280	-22%
Time Deposits in denomination of $100,000 or more	902,804	765,311	18%	788,883	14%
Other Time Deposits	203,613	215,036	-5%	142,715	43%
Total Deposits	1,812,601	1,787,763	1%	1,763,071	3%

Federal Home Loan Bank borrowings and Federal Funds Purchased	274,000	300,000	-9%	150,000	83%
Acceptance Outstanding	2,213	2,896	-24%	3,377	-34%
Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest and Other Liabilities	18,816	21,275	-12%	21,150	-11%
Total Liabilities	2,194,951	2,199,255	0%	2,024,919	8%

STOCKHOLDERS’ EQUITY:
Preferred stock - $1,000 par value-Authorized 5,000,000 shares, Issued and and Outstanding 62,158, 0 and 0 Shares, at December 31, 2008, September 30, 2008, and December 31, 2007, respectively	59,443	—	N/A	—	N/A
Common Stock - No Par Value-Authorized 80,000,000 Shares, Issued and Outstanding 29,413,757, 29,401,757 and 29,253,311 Shares, at December 31, 2008, September 30, 2008, December 31, 2007, respectively	55,300	52,256	6%	50,895	9%
Less Treasury Stock, at Cost; 127,425 , 127,425, and 127,425 Shares, at December 31, 2008, September 30, 2008, December 31, 2007 respectively	(1,262)	(1,262)	0%	(1,262)	0%
Retained Earnings	140,340	136,840	3%	121,778	15%
Accumulated Other Comprehensive Income, Net of Taxes	1,239	46	2627%	375	231%
Total Stockholders’ Equity	255,060	187,880	36%	171,786	48%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,450,011	$2,387,135	3%	$2,196,705	12%

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
AVERAGE BALANCES	December 31, 2008	September 30, 2008	December 31, 2007

Average Assets	$2,426,075	$2,381,999	$2,132,176
Average Equity	$205,462	$186,332	$172,355
Average Net Loans (includes LHFS)	$2,010,671	$1,979,435	$1,753,771
Average Deposits	$1,770,237	$1,774,451	$1,716,748
Average Time Deposits in denomination of $100,000 or more	$834,971	$770,812	$738,770
Average Interest Earning Assets	$2,263,477	$2,219,745	$1,979,552

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007

Average Assets	$2,331,029		$2,049,334
Average Equity	$187,240		$164,137
Average Net Loans (includes LHFS)	$1,933,048		$1,649,130
Average Deposits	$1,744,069		$1,736,167
Average Time Deposits in denomination of $100,000 or more	$797,404		$776,697
Average Interest Earning Assets	$2,173,791		$1,902,130

	Quarter Ended	Quarter Ended	Quarter Ended
PROFITABILITY	December 31, 2008	September 30, 2008	December 31, 2007

Annualized Return on Average Assets	0.85%	1.15%	1.03%
Annualized Return on Average Equity	9.98%	14.74%	12.76%
Efficiency Ratio	44.08%	45.99%	48.12%
Annualized Operating Expense/Average Assets	1.87%	2.07%	2.38%
Annualized Net Interest Margin	3.73%	3.86%	4.15%

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007

Annualized Return on Average Assets	1.14%		1.31%
Annualized Return on Average Equity	14.14%		16.33%
Efficiency Ratio	46.87%		43.14%
Annualized Operating Expense/Average Assets	2.08%		2.19%
Annualized Net Interest Margin	3.80%		4.28%

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Cost of	Quarter Ended	Cost of	Quarter Ended	Cost of
DEPOSIT COMPOSITION	December 31, 2008	Fund	September 30, 2008	Fund	December 31, 2007	Fund
Noninterest Bearing Demand Deposits	15.3%	0.00%	16.5%	0.00%	17.8%	0.00%
Savings & Interest Checking	3.6%	2.89%	3.6%	2.77%	3.0%	2.29%
Money Market Deposits	20.0%	3.06%	25.1%	3.21%	26.3%	4.43%
Time Deposits of $100,000 or More	49.8%	3.17%	42.8%	3.48%	44.8%	5.00%
Other Time Deposits	11.3%	3.54%	12.0%	3.69%	8.1%	4.65%
Total Deposits	100.0%	2.68%	100.0%	2.81%	100.0%	3.82%

	Quarter Ended	Quarter Ended	Quarter Ended
CAPITAL RATIOS	December 31, 2008	September 30, 2008	December 31, 2007
Tier 1 Leverage Ratio	10.37%	10.19%	10.36%
Tier 1 Risk-Based Capital Ratio	12.02%	11.68%	11.83%
Total Risk-Based Capital Ratio	17.09%	14.01%	14.58%
Total Shareholders’ Equity	$255,060	$187,879	$171,786
Book Value Per Share	$8.67	$6.39	$5.87
Tangible Book Value Per Share	$8.36	$6.12	$5.58

ALLOWANCE FOR LOAN LOSSES	Quarter Ended	Quarter Ended	Quarter Ended
(net of SBA guaranteed portion)	December 31, 2008	September 30, 2008	December 31, 2007
Balance at Beginning of Period	$25,950	$23,494	$20,902
Provision for Losses on Loans	5,902	3,795	4,817
Recoveries on loans previously charged off	191	174	116
Less Charge Offs	(2,606)	(1,513)	(4,256)
Balance at End of Period	$29,437	$25,950	$21,579

Net Loan Charge-offs/Average Total Loans	0.12%	0.07%	0.23%
Charge-offs/Average Total Loans	0.13%	0.08%	0.24%
Allowance for Loan Losses/Gross Loans	1.43%	1.28%	1.19%
Allowance for Loan Losses/Non-accrual Loans	191.90%	196.10%	209.63%
Allowance for Loan Losses/Non-performing Loans	189.27%	189.01%	203.55%
Allowance for Loan Losses/Total Assets	1.20%	1.09%	0.98%
Allowance for Loan Losses/Non-performing Assets	161.61%	170.73%	200.08%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2007
Balance at Beginning of Period	$21,579	$18,654
Provision for Losses on Loans	12,865	13,873
Recoveries on loans previously charged off	2,140	323
Less Charge Offs	(7,147)	(11,271)
Balance at End of Period	$29,437	$21,579

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS	Quarter Ended	Quarter Ended	Quarter Ended
(net of SBA guaranteed portion)	December 31, 2008	September 30, 2008	December 31, 2007
Balance at Beginning of Period	$1,235	$1,630	$2,065
(Recapture of) Provision for Losses on Off-balance Sheet Items	8	(395)	(67)
Balance at End of Period	$1,243	$1,235	$1,998

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
Balance at Beginning of Period	$1,998		$891
(Recapture of) Provision for Losses on Off-balance Sheet Items	(755)		1,107
Balance at End of Period	$1,243		$1,998

NON-PERFORMING ASSETS	Quarter Ended	Quarter Ended	Quarter Ended
(net of SBA guaranteed portion)	December 31, 2008	September 30, 2008	December 31, 2007
Nonaccrual Loans:
Construction	$—	$—	$—
Real Estate Secured	9,334	9,506	8,154
Commercial and Industrial	5,874	3,593	1,986
Consumer	131	134	154
Total	15,339	13,233	10,294

Loans 90 days or more past due and still accruing:
Construction	—	—	—
Real Estate Secured	—	490	117
Commercial and Industrial	213	4	4
Consumer	—	2	187
Total	213	496	308
Total Nonperforming Loans	$15,552	$13,729	$10,602
Total Nonperforming Loans/Gross Loans	0.76%	0.67%	0.59%
OREO and Repossessed Vehicles	2,663	1,471	183
Total Nonperforming Assets, net of SBA Guarantee	$18,215	$15,200	$10,785
Total Nonperforming Assets/Total Assets	0.74%	0.64%	0.49%

LOAN ORIGINATION AMOUNT

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Total new loan origination amount, excluding renewal.	$72,412	$98,999	$191,179
SBA new loan origination amount, excluding renewal.	$9,190	$10,218	$18,682

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
Total new loan origination amount, excluding renewal.	$518,089		$944,419
SBA new loan origination amount, excluding renewal.	$63,329		$139,463

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Three Months Ended
	December 31, 2008			September 30, 2008			December 31, 2007
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,604,234	$26,980	6.73%	$1,592,285	$27,661	6.95%	$1,425,877	$28,478	7.99%
Commercial Loans	412,842	5,449	5.28%	392,485	5,787	5.90%	320,417	6,628	8.27%
Consumer Loans	24,665	370	6.00%	23,540	375	6.37%	35,113	660	7.52%
Total Loans - Gross	2,041,741	32,799	6.43%	2,008,310	33,823	6.74%	1,781,407	35,766	8.03%
Loan Fees toward Yield		816			896			1,396
Allowance for Loan Losses & Unearned income	(31,070)			(28,875)			(27,636)
Net Loans	2,010,671	33,615	6.69%	1,979,435	34,719	7.02%	1,753,771	37,162	8.48%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities	229,730	2,729	4.75%	228,825	2,798	4.89%	213,784	2,697	5.05%
Federal Funds Sold	23,076	62	1.07%	11,485	63	2.19%	11,997	155	5.47%
Total Investment Securities and Other Earning Assets	252,806	2,791	4.42%	240,310	2,861	4.76%	225,781	2,852	5.05%

TOTAL INTEREST-EARNING ASSETS	$2,263,477	$36,406	6.43%	$2,219,745	$37,580	6.77%	$1,979,552	$40,014	8.09%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$380,275	$2,905	3.06%	$439,080	$3,520	3.21%	$478,153	$5,294	4.43%
NOW	18,989	58	1.23%	21,144	72	1.36%	24,613	102	1.65%
Savings	43,029	390	3.63%	41,273	359	3.48%	31,144	218	2.80%
Time Deposits of $100,000 or More	834,971	6,618	3.17%	770,812	6,702	3.48%	738,770	9,232	5.00%
Other Time Deposits	211,351	1,870	3.54%	197,044	1,816	3.69%	133,567	1,551	4.65%
Total Interest Bearing Deposits	1,488,615	11,841	3.18%	1,469,353	12,469	3.39%	1,406,247	16,397	4.66%

BORROWINGS:
FHLB Advances and Other Borrowings	340,424	2,318	2.72%	309,576	2,570	3.32%	130,880	1,469	4.49%
Junior Subordinated Debentures	87,321	1,118	5.12%	87,321	1,127	5.16%	87,321	1,624	7.44%
Total Borrowings	427,745	3,436	3.21%	396,897	3,697	3.73%	218,201	3,093	5.67%

TOTAL INTEREST BEARING LIABILITIES	$1,916,360	$15,277	3.19%	$1,866,250	$16,166	3.46%	$1,624,448	$19,490	4.80%

NET INTEREST INCOME		$21,129			$21,414			$20,524

NET INTEREST SPREAD			3.24%			3.31%			3.29%

NET INTEREST MARGIN			3.73%			3.86%			4.15%

	For the Twelve Months Ended
	December 31, 2008			December 31, 2007
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	1,558,723	109,166	7.00%	1,323,926	107,794	8.14%
Commercial Loans	377,090	22,607	6.00%	309,228	26,931	8.71%
Consumer Loans	26,102	1,702	6.52%	43,059	3,378	7.84%
Total Loans - Gross	1,961,915	133,475	6.80%	1,676,213	138,103	8.24%
Loan Fees toward Yield		4,155			6,637
Allowance for Loan Losses & Unearned income	(28,867)			(27,082)
Gross Loans, Net	1,933,048	137,630	7.12%	1,649,131	144,740	8.78%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities	227,481	10,749	4.73%	198,973	9,975	5.01%
Federal Funds Sold	13,262	254	1.91%	54,026	2,921	5.41%
Total Investment Securities and Other Earning Assets	240,743	11,003	4.57%	252,999	12,896	5.10%

TOTAL INTEREST-EARNING ASSETS	2,173,791	148,633	6.84%	1,902,130	157,636	8.29%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	402,323	13,147	3.27%	445,130	20,090	4.51%
NOW	21,290	286	1.34%	22,511	297	1.32%
Savings	38,250	1,297	3.39%	29,816	710	2.38%
Time Deposits of $100,000 or More	797,404	29,840	3.74%	776,697	40,516	5.22%
Other Time Deposits	186,639	7,342	3.93%	146,837	7,153	4.87%
Total Interest-Bearing Deposits	1,445,906	51,912	3.59%	1,420,991	68,766	4.84%

BORROWINGS:
FHLB Advances and Other Borrowings	287,566	9,287	3.23%	49,408	2,067	4.18%
Junior Subordinated Debentures	87,321	4,815	5.51%	73,904	5,453	7.38%
Total Borrowings	374,887	14,102	3.76%	123,312	7,520	6.10%

TOTAL INTEREST BEARING LIABILITIES	1,820,793	66,014	3.63%	1,544,303	76,286	4.94%

NET INTEREST INCOME		82,619			81,350

NET INTEREST SPREAD			3.21%			3.35%

NET INTEREST MARGIN			3.80%			4.28%

Transmitted on GlobeNewswire on January 26, 2009, at 4:10 p.m. PST.